SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 28, 2008
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Amendment of a Material Agreement.

On March 28, 2008, Discovery Laboratories, Inc. (the “Company”) entered into an Amended and Restated License Agreement (the “US License Agreement”) with Philip Morris USA Inc., d/b/a Chrysalis Technologies (“Chrysalis”), to amend and restate the December 9, 2005 Strategic Alliance Agreement (the “Original Alliance Agreement”) with respect to the Company’s rights to Chrysalis’ proprietary capillary aerosolization technology (the “Chrysalis/PMPSA Technology”) in the United States. In addition, as Chrysalis has assigned to Philip Morris Products S.A. (“PMPSA”) all rights outside of the United States (the “International Rights”) in and to the Chrysalis/PMPSA Technology, effective March 28, 2008, Discovery and PMPSA entered into a License Agreement with respect to the International Rights (the “International License Agreement”, and together with the US License Agreement, the “License Agreements”) on substantially the same terms and conditions as the US License Agreement.

The Company holds, under the US License Agreement, an exclusive license in the United States and, under the PMPSA License Agreement, an exclusive license to the International Rights outside the United States, in and to the Chrysalis/PMPSA Technology for use with pulmonary surfactants (alone or in combination with any other pharmaceutical compound(s)) for all respiratory diseases and conditions (the foregoing uses in each territory, the “Exclusive Field”). In addition, under the US License Agreement, the Company holds, and the Exclusive Field in the territory under the U.S. License Agreement includes, a license to use the Chrysalis/PMPSA Technology with other drugs to treat specified target indications in specified target populations. Under the Original Alliance Agreement, Chrysalis was primarily responsible for development activities and the Company was responsible for aerosolized drug formulations, clinical and regulatory activities, and the manufacturing and commercialization of the combination drug-device products using the Chrysalis/PMPSA Technology (“Licensed Products”). The Company’s exclusive license under each License Agreement now includes the right to make and have made, to use and have used, to develop and have developed, to sell and have sold, to offer for sale and have offered for sale, to import and export and have imported and exported Licensed Products in the Exclusive Field in the respective territory.

The US License Agreement provides that prior to June 30, 2008, Chrysalis shall complete a technology transfer of the Chrysalis/PMPSA Technology to the Company in scope sufficient to permit the Company to practice the Chrysalis/PMPSA Technology. The License Agreements provide that the Company is solely responsible for future development of the Chrysalis/PMPSA Technology; however, Chrysalis and the Company have agreed that Chrysalis will provide continued development support through, but in no event after, June 30, 2008. In addition, the US License Agreement provides that Chrysalis shall provide transition assistance in the form of payments totaling $4.5 million, with respect to which the Company expects to receive the last payment in the third quarter 2008.

Under the Original Alliance Agreement, the Company was obligated to pay Chrysalis royalties based on a multi-tiered royalty structure (that escalated upon attaining collaboration product revenues greater than $500 million and $1 billion). Under the License Agreements, the Company is now obligated to pay royalties at a rate equal to a low single-digit percent of sales of products sold in the Exclusive Field in the respective territory. In connection with the exclusive undertakings of Chrysalis and PMPSA not to exploit the Chrysalis/PMPSA Technology in the Exclusive Field, the Company is obligated to pay royalties on all product sales, including sales of any aerosol devices and related components sold by the Company in the Exclusive Field that are based on aerosolization technology other than the Chrysalis/PMPSA Technology. In addition, the Company is obligated in the future to pay minimum royalties, but is entitled to a future reduction of royalties in an amount equal to the excess of any minimum royalty paid over royalties actually earned under the License Agreements.

Under the License Agreements, the Company generally owns the intellectual property created or reduced to practice by the Company in the performance of the License Agreements or exercise of the licenses granted thereunder, except such inventions that relate primarily, in each instance, to the Chrysalis/PMPSA Technology (the “Chrysalis/PMPSA Technology Improvements”). The Company is obligated to assign to Chrysalis and PMPSA all such Chrysalis/PMPSA Technology Improvements and all such inventions are then made subject to the rights of the Company under each License Agreement. The License Agreements also contain provisions related to the calculation and payment of royalties, record-keeping and audit rights, and prosecution of patents, and include customary representations, warranties and indemnities. Each License Agreement, unless terminated earlier will expire as follows as to each Licensed Product in each country in the respective territory, on a country-by-country basis, upon the latest of: (a) the tenth anniversary of the date of the first commercial sale of the Licensed Product; (b) the date on which the sale of such Licensed Product ceases to be covered by a claim of an issued and unexpired patent in such country, or (c) the date a generic form of the product is introduced in such country. The License Agreements may be terminated, by Chrysalis or PMPSA, as appropriate, in the event that the Company fails to make the payment of the minimum royalties, as provided therein, or by the Company, in whole or in part, initially upon payment of a termination fee. In addition, either party to each License Agreement may terminate upon a material breach by the other party (subject to a specified cure period).

On April 2, 2008, the Company issued a press release announcing the amendments to the Original Alliance Agreement, which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

In addition, the restatement of the Original Alliance Agreement and the entering into of the two License Agreements are potentially subject to additional risks and uncertainties, including:

The Company, which now has responsibility for the development of the Chrysalis/PMPSA Technology and will not have development support from Chrysalis after June 30, 2008, may not be able to complete the development of the initial prototype aerosolization device, if at all, on a timely basis and such inability may delay or prevent initiation of the Company’s planned Phase 2 clinical trials;

The Company requires sophisticated engineering expertise to continue the development of the Chrysalis/PMPSA Technology. Although the Company is building its own internal medical device engineering expertise and has recently begun working with a leading engineering and design firm that has a successful track record of developing innovative devices for major companies in the medical and pharmaceutical industries, there is no assurance that the Company’s efforts will be successful or that the Company will be able to identify other potential collaborators to complete the development of the next-generation aerosolization system and enter into agreements with such collaborators on terms and conditions that are favorable to the Company, and, if the Company is unable to identify or retain design engineers and medical device experts to support its development program, this could impair the Company’s ability to commercialize or develop it’s aerosolized drug products;

PMPSA and Chrysalis are no longer affiliated entities; as such, there is a risk that, if the Company were to require the consent of PMPSA and Chrysalis under the License Agreements, they may not agree on the appropriate course and the Company may be forced to develop the Chrysalis/PMPSA Technology in the two territories under different circumstances. Such inconsistencies could have an adverse effect on the Company’s ability to develop the Chrysalis/PMPSA Technology or to successfully commercialize the Licensed Products in one or both of the territories; and

The Company has additional rights under the US License Agreement that are not provided under the International License Agreement. Although the International License Agreement provides for the potential expansion of rights with the consent of PMPSA, there can be no assurance that PMPSA would agree to any such expansion and, as a result, the Company may be unable to develop and commercialize Licensed Products under its expanded rights outside the United States markets.

The risks and uncertainties related to the development and commercialization of the Company’s products, including combination drug-device products, as well as other risks and uncertainties associated with the Company’s business are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits:

99.1 Press Release of Discovery Laboratories, Inc., dated April 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Robert J. Capetola, Ph.D. President and Chief Executive Officer

Date: April 3, 2008